UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                _________________
                                    FORM 8-K
                                _________________


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): December 4, 2009

                                 _________________


                              BRIDGE BANCORP, INC.
           (Exact name of the registrant as specified in its charter)

                                 _________________

          New York                         001-34096             11-2934195
 (State or other jurisdiction of    (Commission File Number)   (IRS Employer
  incorporation or organization)                             Identification No.)

                 2200 Montauk Highway
               Bridgehampton, New York                             11932
       (Address of principal executive offices)                 (Zip Code)


                                 (631) 537-1000
                         (Registrant's telephone number)

                                       N/A
          (Former name or former address, if changed since last report)
                                [OBJECT OMITTED]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)




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Item 8.01.        Other Events.

     On December 4, 2009, Bridge Bancorp, Inc. (the "Company") completed the private placement of an additional $7,000,000 in aggregate liquidation amount of 8.50% cumulative convertible trust preferred securities (the "TPS"), through its subsidiary, Bridge Statutory Capital Trust II, a wholly-owned Delaware statutory trust (the "Trust"). Together with the sale of $9,000,000 of TPS that was completed on October 23, 2009, the Company sold an aggregate of $16,000,000 of TPS. The net proceeds will be used for general corporate purposes, primarily to provide additional capital to the Company's primary operating subsidiary, The Bridgehampton National Bank. The original trust documents relating to the TPS were amended to allow the Trust to issue up to $16,000,000 aggregate liquidation amount of the TPS, instead of the $15,000,000 previously anticipated.

     The TPS were offered and sold in reliance upon the exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act"). The TPS were not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     The TPS mature in 30 years, and carry a fixed distribution rate of 8.50%. The TPS have a liquidation amount of $1,000 per security. The Company has the right to redeem the TPS at par (plus any accrued but unpaid distributions) at any time after September 30, 2014. Holders of the TPS may convert the TPS into shares of the Company's common stock at a conversion price equal to $31.00 per share, which represents 125% of the of the average closing price of the Company's common stock over the 20 trading days ended on October 14, 2009. Each $1,000 in liquidation amount of the TPS is convertible into 32.2581 shares of the Company's common stock.

     The Company has guaranteed the distributions on, and amounts payable upon liquidation or redemption of, the TPS on a subordinated basis to the extent that the Trust has funds available to make such payments but fails to do so. In connection with the issuance by the Trust of the TPS, the Company issued junior subordinated debentures (the "Debentures") in the aggregate amount of $7,000,700 to the Trust, bringing the total Debentures issued by the Company to $16,001,600. The Debentures bear interest at fixed rate equal to 8.50% and the terms are otherwise the same as the terms of the TPS.

     For additional information concerning the TPS, the Debentures and the guarantee, please refer to the Indenture, dated as of October 23, 2009, by and between the Company and Wilmington Trust Company, as Indenture Trustee; the form of Junior Subordinated Debenture; the Amended and Restated Trust Agreement, dated as of October 23, 2009, by and among the Company, Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the administrative trustees named therein; the form of Preferred Securities Certificate; the Convertible Preferred Securities Guarantee Agreement, dated as of October 23, 2009, by and between the Company and Wilmington Trust Company, as Guarantee Trustee; and the Agreement as to Expenses and Liabilities, dated as of October 23, 2009, by and between the Company and the Trust, filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6, respectively, to the Company's Current Report on Form 8-K filed on October 26, 2009.

     On December 7, 2009, the Company issued a press release announcing the completion of the private placement of the additional $7,000,000 aggregate liquidation amount of the TPS. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit No.          Description
-----------          -------------
  99.1               Press Release Dated December 7, 2009, announcing completion of private placement of 8.50% Cumulative  Convertible Trust
                     Preferred Securities.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Bridge Bancorp, Inc.
                                          (Registrant)




                                          /s/ Kevin M. O'Connor
                                          Kevin M. O'Connor
                                          President and Chief Executive Officer


Dated:  December 7, 2009